Exhibit 10.2

To:	Unilever N.V. and Unilever PLC Unilever House 100 Victoria Embankment London EC4Y 0DK U.K. For the attention of Paul Polman

25 September 2009

STRICTLY PRIVATE AND CONFIDENTIAL

OFFER LETTER FOR WORLDWIDE BODY CARE AND EUROPEAN DETERGENTS BUSINESS

Dear Sirs,

We acknowledge receipt of your letter dated 25 September 2009, which letter contains an irrevocable and binding offer from you to acquire the Worldwide Body Care Business and the European Detergents Business in accordance with the Draft SPA attached to that letter (the Offer Letter). Capitalised terms used herein shall have the meaning given in the Offer Letter, unless such term is not defined in the Offer Letter, in which case the relevant capitalised term shall have the meaning given in the Draft SPA attached to the Offer Letter.

1.	ACCEPTANCE OF THE PURCHASER OFFER IN THE FORM OF THE FIRST OPTION

1.1	As stated in paragraph 4.1 of the Offer Letter, acceptance of the Purchaser Offer in the form of the First Option (and the subsequent entry into by us of the Draft SPA) will only be possible once the Consultation Requirements have been complied with.

1.2	In view of the Consultation Requirements, you acknowledge that we are not able to give any binding commitment with respect to accepting the Purchaser Offer in the form of the First Option.

2.	ACCEPTANCE OF THE PURCHASER OFFER IN THE FORM OF THE SECOND OPTION

2.1	As stated in paragraph 5.1 of the Offer Letter, acceptance of the Purchaser Offer in the form of the Second Option (and the subsequent entry into by us of the Second Draft SPA) will only be possible once the Seller is satisfied that the Dutch Consultation Requirements have been complied with.

2.2	The Seller hereby irrevocably undertakes, in the form of a binding commitment, to accept the Purchaser Offer in the form of the Second Option by written notice to the Purchaser served on the last day of the Purchaser Offer Period (which, for the avoidance of doubt, may be extended by either Party pursuant to paragraph 1.3 of the Offer Letter) if at that time the Seller has not already accepted the Purchaser Offer in the form of the First Option, provided that such obligation shall only exist if the condition precedent set out in paragraph 2.3 below have been satisfied.

2.3	The obligation of the Seller to accept the Purchaser Offer in the form of the Second Option shall be subject to the Dutch Consultation Requirements having been complied with prior to the Purchaser Offer Termination Time. In this respect, the question of whether or not the Dutch Consultation Requirements have been complied with shall be determined on an objective basis and shall not be dependant on the subjective view of either of the Parties.

2.4	As soon as practicably possible following the acceptance of the Purchaser Offer in the form of the Second Offer, Parties shall, subject to paragraph 2.5 of the Offer Letter, enter into the Second Draft SPA.

2.5	We hereby agree that we shall not have any rights whatsoever, whether on the basis of applicable law or otherwise, to claim the unenforceability of or to otherwise terminate the obligation referred to in paragraph 2.2 above to, subject to the satisfaction of the condition precedent set out in paragraph 2.3 above, accept the Purchaser Offer in the form of the Second Option and hereby irrevocably waive any such rights. This is without prejudice to our right to rely on the terms and conditions set out in the Second Draft SPA.

3.	REIMBURSEMENT OF LOSS

3.1	In the event that the Dutch Consultation Requirements shall not have been complied with prior to the Purchaser Offer Termination Time, we acknowledge that you will suffer loss as a result of the expiry and resultant termination (such in accordance with paragraphs 4.3 and 5.3 of the Offer Letter) of the Purchaser Offer. Accordingly, subject to the satisfaction of the conditions referred to in paragraph 3.2 below, we hereby agree that if the Dutch Consultation Requirements shall not have been complied with prior to the Purchaser Offer Termination Time (which, for the avoidance of doubt, may be extended by either Party pursuant to paragraph 1.3 of the Offer Letter) we shall pay to you an amount of €10,000,000 (the Reimbursement Amount), which amount represents Parties’ genuine pre-estimate of the loss that is expected to be suffered by you in such event.

3.2	The obligation of the Seller to pay the Reimbursement Amount in accordance with paragraph 3.1 above, shall be subject to the satisfaction of the following conditions precedent:

(a)	that the Dutch Consultation Requirements shall not have been complied with prior to the Purchaser Offer Termination Time (and in this respect, the question of whether or not the Dutch Consultation Requirements have been complied with shall be determined on an objective basis and shall not be dependant on the subjective view of either of the Parties);

(b)	that the Conditions contained in clause 3.1(a) and (b) of the Draft SPA shall have been satisfied prior to the Purchaser Offer Termination Time;

(c)	that the Purchaser shall have complied in all material respects with its obligations in respect of the Consultation Requirements as set out in the Offer Letter; and

(d)	throughout the process surrounding the Consultation Procedures and the Additional Consultation Procedures the Purchaser shall not, and shall have procured that the members of the Purchaser Group and each of its and their respective officers, directors, employees, representatives and advisors shall not, in any way have committed any act or omission that is inconsistent with the agreed key communication messages set out in Annex 1 to this letter, unless the Purchaser can show that such inconsistency did not have a material adverse effect on the compliance with the Consultation Requirements.

4.	AGREEMENT WITH OTHER PROVISIONS OF THE OFFER LETTER

Subject to the terms and conditions of this letter (which shall prevail in the case of any inconsistency with the terms of the Offer Letter), the Seller hereby acknowledges its agreement with the terms and conditions of the Offer Letter. However, it is acknowledged that nothing in this letter constitutes an acceptance of the Purchaser Offer (either in the form of the First Option or the Second Option)

or the French Offer, as the case may be, although it is acknowledged that the Seller shall, on the last day of the Purchaser Offer Period, be obliged to accept the Purchaser Offer in the form of the Second Option if at that time the Seller has not already accepted the Purchaser Offer in the form of the First Option and the condition precedent set out in paragraph 2.3 above has been satisfied.

5.	COUNTERPARTS

This letter may be executed in any number of counterparts by the Parties to it on separate counterparts and each counterpart will constitute an original.

6.	MISCELLANEOUS

6.1	The provisions of paragraphs 13 (Announcements) and 14 (Confidentiality) of the Offer Letter shall apply mutatis mutandis to the provisions of this letter.

7.	GOVERNING LAW

7.1	This letter and any obligations arising out of or in connection with this letter shall be governed by, and interpreted in accordance with, the laws of England.

7.2	The courts of England are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this letter, whether contractual or non-contractual. For such purposes each party irrevocably submits to the jurisdiction of the English courts, waives any objections to the jurisdiction of those courts and irrevocably agrees that a judgment or order of the English courts in connection with the matters set out in this letter is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

7.3	The Parties shall at all times maintain an agent for service of process and any other documents in proceedings in England or any other proceedings in connection the matters set out in this letter. The Purchaser’s agent for service shall be Unilever PLC, Unilever House, Blackfriars, London EC4P 4BQ, United Kingdom (or such other person as notified in writing to the Seller) and the Seller’s agent for service shall be Sara Lee UK Finance Limited, 225 Bath Road, Slough SL1 4AU, United Kingdom (or such other person as notified in writing to the Purchaser). Any claim form, judgment or other notice of legal process shall be sufficiently served if delivered to such agent at its address for the time being. The Parties undertake not to revoke the authority of their respective agents, without appointing another suitable party.

We kindly request you to return a countersigned copy of this letter as evidence of your acceptance of the contents thereof.

Yours faithfully,

Sara Lee Corporation

By:	/s/ Mr Mitch Marcus
Title:	Authorised Representative

SIGNED FOR ACCEPTANCE OF THE CONTENTS OF THIS LETTER:

Unilever N.V.	Unilever N.V.

/s/ signature	/s/ signature

Unilever PLC	Unilever PLC

/s/ signature	/s/ signature

ANNEX 1

Agreed Communication Plan

•	Our mutual aim is to leverage capabilities, employees, knowledge, expertise and key brands, and to complete the consultation process in a timely manner.

•	Maintain business as usual and delivery of 2009/10 business plan throughout the period.

•	Communicate and respond in a timely way to our respective customers, our people, our partners, and our social partners.

•	Work together to develop aligned employee communication strategies.

•	Maintain demonstrated standards of behaviour to employees.